EXHIBIT 16

HJ & Associates, LLC

October 24, 2006

U.S. Securities & Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of G/O Business Solutions, Inc. (formerly G/O International, Inc.) pertaining to our firm included under Item 4.01 of Form 8-K dated October 23, 2006 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ HJ & Associates, LLC

HJ & Associates, LLC